As filed with the Securities and Exchange Commission on June 25, 1998
                              Registration No. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             HIGHLAND BANCORP, INC.
             (Exact name of registrant as specified in its charter)
      Delaware                                              95-4654552
(State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                       Identification No.)

                        601 South Glenoaks Boulevard91502
                          Burbank, California(Zip code)
                    (Address of principal executive offices)

                              HIGHLAND FEDERAL BANK
                        1994 STOCK OPTION AND PERFORMANCE
                                SHARE AWARD PLAN
                            (Full title of the plan)


                                STEPHEN N. RIPPE
                      President and Chief Executive Officer
                             Highland Bancorp, Inc.
                          601 South Glenoaks Boulevard
                               Burbank, California
                     (Name and address of agent for service)

                                 (818) 848-4265
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                          WILLIAM T. QUICKSILVER, ESQ.
                         Manatt, Phelps & Phillips, LLP
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4000

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed             Proposed
                                         Amount              Maximum              Maximum            Amount of
      Title of Securities                to be            Offering Price          Aggregate        Registration
       to be Registered              Registered (1)          Per Share         Offering Price           Fee
      -------------------            --------------       --------------       --------------      ------------
Common Stock, $0.01 par value        100,000 shares         $ 42.75 (2)          $ 4,275,000        $ 1,261.13

--------------
(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options and pursuant to the grant of certain other awards under the Highland Federal Bank 1994 Stock Option and Performance Share Award Plan (the "Stock Option Plan") as a result of the adjustment provisions thereof.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457 based upon the closing sales price of the Common Stock on June 22, 1998.
================================================================================

                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE


          Highland Bancorp, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 100,000 additional shares of the Registrant's Common Stock, $0.01 par value per share, for issuance pursuant to the Registrant's 1994 Stock Option and Performance Share Award Plan, as amended and restated (the "Stock Option Plan" or the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The Stock Option Plan was formerly of Highland Federal Bank, a federally chartered savings bank (the "Bank"), which was assumed by and became the Stock Option Plan of the Registrant in connection with the reorganization of the Bank into a holding company form of organization on December 15, 1997. The contents of the Registration Statement on Form S-8 (File No. 333-45515), filed by the Registrant with the Commission on February 3, 1998, including exhibits thereto, are incorporated herein by reference. On April 22, 1998, stockholders of the Registrant approved an amendment to the Plan to increase the number of shares available for issuance pursuant to the Plan from 300,000 to 400,000.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.

     EXHIBIT
     NUMBER       DESCRIPTION

       4.1 Registrant's Amended and Restated Certificate of Incorporation, dated September 18, 1997, incorporated by reference from Exhibit No. 3.1 on Form 10-K for the Registrant's fiscal year ended December 31, 1997.
       4.2 Registrant's Amended and Restated By-laws, dated November 18, 1997, incorporated by reference from Exhibit 3.2 on Form 10-k for the Registrant's fiscal year ended December 31, 1997.
       5.1        Opinion of Manatt, Phelps & Phillips, LLP
      23.1        Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
      23.2        Consent of KPMG Peat Marwick, LLP
      23.3        Consent of Grant Thornton, LLP
      99.1 1994 Stock Option and Performance Share Award Plan, as Amended and Restated

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on this 23nd day of June, 1998.

                                        HIGHLAND BANCORP, INC.

                                        By /s/ Stephen N. Rippe
                                        ------------------------
                                        Stephen N. Rippe
                                        President and Chief Executive Officer

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Stephen N. Rippe and Anthony
L. Frey his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                     TITLE                         DATE
---------                     -----                         ----

/s/ Stephen N. Rippe          President, Chief Executive    June 22, 1998
---------------------         Officer and Director
Stephen N. Rippe              (Principal Executive
                              Officer)

/s/ Anthony L. Frey           Executive Vice President,     June 22, 1998
---------------------         Chief Financial Officer
Anthony L. Frey               and Secretary (Principal
                              Financial and Accounting
                              Officer)


---------------------         Director                      June __, 1998
Woodrow W. DeWitt

/s/ Richard O. Oxford         Director                      June 22, 1998
---------------------
Richard O. Oxford

/s/ Shirley E. Simmons        Director                      June 23, 1998
----------------------
Shirley E. Simmons


/s/ George Piercy             Director                      June 23, 1998
----------------------
George Piercy


/s/ Richard J. Cross          Director                      June 23, 1998
----------------------
Richard J. Cross


/s/ William G. Dyess          Director                      June 23, 1998
----------------------
William G. Dyess

                                  EXHIBIT INDEX


     EXHIBIT
     NUMBER       DESCRIPTION

       4.1 Registrant's Amended and Restated Certificate of Incorporation, dated September 18, 1997, incorporated by reference from Exhibit No. 3.1 on Form 10-K for the Registrant's fiscal year ended December 31, 1997.
       4.2 Registrant's Amended and Restated By-laws, dated November 18, 1997, incorporated by reference from Exhibit 3.2 on Form 10-k for the Registrant's fiscal year ended December 31, 1997.
       5.1        Opinion of Manatt, Phelps & Phillips, LLP
      23.1        Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
      23.2        Consent of KPMG Peat Marwick, LLP
      23.3        Consent of Grant Thornton, LLP
      99.1 1994 Stock Option and Performance Share Award Plan, as Amended and Restated